UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2024

The Crypto Company

(Exact name of registrant as specified in its charter)

Nevada	000-55726	46-4212105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23823 Malibu Road, #50477, Malibu, CA	90265
(Address of principal executive offices)	(Zip Code)

(424) 228-9955

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 18, 2024, the Crypto Company (the “Company”) and AJB Capital Investments LLC entered into a First Amendment, dated as of November 18, 2024, to that certain Promissory Note fully executed on November 8, 2024 (“Promissory Note”). The First Amendment to the Promissory Note (“First Amendment”) amends the Promissory Note to increase the principal amount of the Promissory Note from $33,000 to $48,600; provided, however, that the $48,600 principal carries an original issue discount of $1,560 withheld from the Company to cover monitoring costs associated with the Promissory Note.

The foregoing description of the First Amendment to the Promissory Note is not complete and is qualified in its entirety by reference to the text of such document, which is filed as Exhibit 10.1 hereto and which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	First Amendment to Promissory Note, dated November 18, 2024, by and between the Crypto Company and AJB Investments LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CRYPTO COMPANY
Date: November 22, 2024
	By:	/s/ Ron Levy
	Name:	Ron Levy
	Title:	Chief Executive Officer, Chief Operating Officer and Secretary